UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [  ]

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[ ]	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material under § 240.14a-12

Medical Transcription Billing, Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Medical Transcription Billing, Corp.

7 Clyde Road

Somerset, NJ 08873

[  ], 2017

Dear Fellow Shareholder:

It is my pleasure to invite you to attend this Special Meeting of Shareholders of Medical Transcription Billing, Corp. at 11:00 AM on March [__], 2017 at 7 Clyde Road, Somerset, NJ 08873.

The following pages contain the formal Notice of the Special Meeting and the Proxy Statement. If you plan to attend the Meeting, please detach the Admission Ticket from your proxy card and bring it to the Meeting. The proxy materials will be first sent or given to stockholders on or about [________], 2017.

At this Special Meeting, you will be asked to vote on each of the two proposals set forth in the Notice of Special Meeting of Stockholders and Proxy Statement, which describe the formal business to be conducted at the Special Meeting and follow this letter.

Your vote is important. Whether you plan to attend the Special Meeting in person or not, we hope you will vote your shares as soon as possible. Please mark, sign, date, and return the accompanying card in the postage-paid envelope or instruct us via the Internet as to how you would like your shares voted. Instructions are on the proxy card. This will ensure representation of your shares if you are unable to attend.

Sincerely,

/s/ Mahmud U. Haq
Mahmud U. Haq
Chairman of the Board, Chief Executive Officer

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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON March [____], 2017

TIME

11:00 a.m., Eastern Time, on

March [____], 2017

PURPOSE

●	To grant the Board of Directors the authority, in its sole discretion, to approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock by a ratio of not less than 1-for-3 and not more than 1-for-8 at any time prior to June 19, 2017, the exact ratio to be set at a whole number within this range as determined by the Board of Directors.

●	To adopt the Amended and Restated Equity Incentive Plan, pursuant to which the Company’s current 2014 Equity Incentive Plan will be amended to increase the shares of the Company’s Common Stock issuable under the plan from 1,351,000 shares to 2,851,000 shares, and add 100,000 shares of the Company’s Series A Preferred Stock for issuance under the Amended and Restated Equity Incentive Plan.

●	To consider and act on such other business as may properly come before the Meeting.

DOCUMENTS

This Notice is only an overview of the Proxy Statement and proxy card included in this mailing which is available at [  ]. The Notice of Internet Availability will be mailed to shareholders on or about [  ] , 2017.

PLACE

7 Clyde Road, Somerset, NJ 08873

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RECORD DATE

Owners of shares of the Company’s Common Stock, as of the close of business on [  ], 2017, will receive notice of and be entitled to vote at the Meeting and any adjournments.

VOTING

Even if you plan to attend the Meeting, please mark, sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope. You may revoke your proxy by filing with the Secretary of the Company a written revocation or by submitting a duly executed proxy bearing a later date. If you are present at the Meeting, you may revoke your proxy and vote in person on each matter brought before the Meeting. You may also vote over the Internet using the Internet address on the proxy card.

Mahmud U. Haq

Chairman of the Board

Dated: [  ], 2017

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Questions and Answers

Q: When and where is the Special Meeting?

A: The Company’s Special Meeting of Shareholders will be held at 11:00 a.m., Eastern Time, March [____], 2017, at 7 Clyde Road, Somerset, NJ 08873.

Q: Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A: In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials, which was mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q: Who is entitled to vote?

A: You are entitled to vote at the Special Meeting if the Company’s records on [  ] (the “record date”) showed that you owned the Company’s common stock, par value $.001 (the “Common Stock”). As of January 23, 2017, there were 10,423,511 shares of Common Stock outstanding.

Q: What will I likely be voting on?

A: There are two proposals that are expected to be voted on at the Special Meeting, which are to authorize our board of directors to approve a reverse stock split (the “Reverse Stock Split”), and to adopt our Amended and Restated Equity Incentive Plan. As of the date this Proxy Statement, the Company was not aware of any additional matters to be raised at the Special Meeting.

Q: What is the Board’s recommendation?

A: The Board of Directors recommends that you vote your shares:

-	FOR granting the Board of Directors, in its sole discretion, to approve the Reverse Stock Split.

-	FOR the adoption of the Amended and Restated Equity Incentive Plan.

Q: How many votes is each share entitled to?

A: Each share of Common Stock has one vote. The enclosed proxy card shows the number of shares that you are entitled to vote.

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Q: Do I need a ticket to attend the Special Meeting?

A: Yes. Retain the top of the proxy card as your admission ticket. One ticket will permit two persons to attend. If your shares are held through a broker, contact your broker and request that the broker provide you with evidence of share ownership. This documentation, when presented at the registration desk at the Special Meeting, will enable you to attend the Meeting.

Q: How do proxies work?

A: The Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the Meeting in the manner you direct. You may also abstain from voting. If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in accordance with the Board of Directors’ recommendations.

Q: How do I vote?

A: You may:

●	Vote by marking, signing, dating, and returning a proxy card;

●	Vote via the Internet by following the voting instructions on the proxy card or the voting instructions provided by your broker, bank, or other holder of record. Internet voting procedures are designed to authenticate your identity, allow you to vote your shares, and confirm that your instructions have been properly recorded. If you submit your vote via the Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies;

●	Vote in person by attending the Special Meeting. We will distribute written ballots to any shareholder who wishes to vote in person at the Special Meeting.

If your shares are held in street name, your broker, bank, or other holder of record will include a voting instruction form with this Proxy Statement. We strongly encourage you to vote your shares by following the instructions provided on the voting instruction form. Please return your voting instruction form to your broker, bank, or other holder of record to ensure that a proxy card is voted on your behalf.

Q: Do I have to vote?

A: No. However, we strongly encourage you to vote.

Q: What does it mean if I receive more than one proxy card?

A: If you hold your shares in multiple registrations, or in both registered and street name, you will receive a proxy card for each account. Please mark, sign, date, and return each proxy card you receive. If you choose to vote by Internet, please vote each proxy card you receive.

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Q: Will my shares be voted if I do not sign and return my proxy card?

A: If your shares are held in street name and you do not instruct your broker or other nominee how to vote your shares, your broker or nominee may use its discretion to vote your shares on “routine matters. For any “non-routine matters” being considered at the Meeting, your broker or other nominee would not be able to vote on such matters.

Q: Can I change my vote?

A: Yes. You may revoke your proxy and change your vote before the Special Meeting by submitting a new proxy card with a later date, by casting a new vote via the Internet, by notifying the Company’s Corporate Secretary in writing, or by voting in person at the Meeting. If you do not properly revoke your proxy, properly executed proxies will be voted as you specified in your earlier proxy.

Q: What is a quorum?

A: A quorum is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the Special Meeting. At least a majority of the outstanding shares eligible to vote must be represented at the Meeting, either in person or by proxy, in order to transact business.

Q: Who will tabulate the votes?

A: A representative from our company, Norman Roth, will tabulate the votes and act as inspector of election.

Votes cast by proxy or in person at the Special Meeting will be tabulated by the inspector of election. The inspector will also determine whether a quorum is present at the Special Meeting.

The shares represented by the proxy cards received, properly marked, dated, signed, and not revoked, will be voted at the Special Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card that is returned signed but not marked will be voted as recommended by the board of directors.

Q: Who will bear the costs of this solicitation?

A: Our Board of Directors is making this solicitation, and we will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials over the Internet, however, you are responsible for Internet access charges you may incur. The solicitation of proxies or votes may be made in person. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

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Q: What should I do now?

A: You should read this proxy statement carefully and promptly submit your proxy card or vote by the Internet as provided on the proxy card to ensure that your vote is counted at the Special Meeting.

Q: How will shares in the Company’s employee benefit plans be voted?

A: If you are or were a participant in the Company’s employee benefit plans, this Proxy Statement is being used to solicit voting instructions from you with respect to shares of our stock that you own but which are held by the trustees of our benefit plans for the benefit of you and other plan participants. Shares held in our benefit plans that you are entitled to vote will be voted by the plan trustees pursuant to your instructions. Shares held in any employee benefit plan that you are entitled to vote, but do not vote, will be voted by the plan trustees in proportion to the voting instructions received for other shares. You must instruct the plan trustees to vote your shares by utilizing one of the voting methods described above.

Q: How do I obtain a copy of the Company’s materials related to corporate governance?

A: The Company’s Corporate Governance materials, charters of each standing Board committee, Code of Conduct, and other materials related to our corporate governance can be found in the Corporate Governance section of the Company’s website at ir.mtbc.com/corporate-governance.cfm.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as January 23, 2017, concerning:

-	Each person or group of persons known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, based on information provided by the beneficial owner in public filings made with the Securities and Exchange Commission (“SEC”).

-	Each person who has been a director or executive officer of the Company since the beginning of the last fiscal year.

-	Each associate of any of the foregoing persons.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o MTBC, 7 Clyde Road, Somerset, NJ 08873. Beneficial ownership is determined in accordance with the rules of the SEC, which deem a person to beneficially own any shares the person has or shares voting or dispositive power over and any additional shares obtainable within 60 days through the exercise of options, warrants or other purchase rights. Shares of common stock subject to options, warrants or other rights to purchase that are currently exercisable or are exercisable within 60 days of the [  ] record date (including shares subject to restrictions that lapse within 60 days of the record date) are deemed outstanding for purposes of computing the percentage ownership of the person holding such shares, options, warrants or other rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned. The percentages are based on 10,423,511 shares of Common Stock outstanding as of January 23, 2017. Each share of Common Stock has one vote. An asterisk indicates beneficial ownership of less than 1% of the common stock outstanding.

			Preferred Stock
	Common Stock		Beneficially
Name of Beneficial Owner	Beneficially Owned	Percent of Class	Owned	Percent of Class
Five Percent Shareholders
Adage Capital Management, L.P.	1,000,000	10%	-	*
Directors and Named Executive Officers
Mahmud Haq, CEO and Chairman of the Board	4,987,070	48%	2,400	1%
Anne Busquet	99,350	1.0%	-	*
Howard L. Clark, Jr.	69,000	0.7%	-	*
John N. Daly	85,000	0.8%	-	*
Bill Korn	116,334	1.1%	800	0.3%
Cameron P. Munter	85,000	0.8%	-	*
Stephen A. Snyder	131,000	1.3%	800	0.3%
All current directors and executive officers as a group (7 persons)	5,572,754	53.5%	4,000	1.6%

Related Person Transactions

The Related Person Transaction Policy of the Board ensures that the Company’s transactions with certain persons are not inconsistent with the best interests of the Company. A “Related Person Transaction” is a transaction with the Company in an amount exceeding $54,500 in which a Related Person has a direct or indirect material interest. A Related Person includes the executive officers, directors, and five percent or more shareholders of the Company, and any immediate family member of such a person. If a Related Person Transaction is identified, such transaction is brought to the attention of the General Counsel and the Audit Committee for its approval, ratification, revision, or rejection in consideration of all of the relevant facts and circumstances.

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The Company was a party to several related party transactions with its Chief Executive Officer, Mahmud Haq, during the year ended December 31, 2016. Below is a summary of the related party transactions the Company has entered into with Mr. Haq:

The Company had sales to a related party, a physician who is related to the CEO. Revenue from this customer was $18,064 for the year ended December 31, 2016. As of December 31, 2016, the receivable balance due from this customer was $1,553.

The Company is a party to a nonexclusive aircraft dry lease agreement with Kashmir Air, Inc. (“KAI”), which is owned by the CEO. The Company recorded an expense of $128,400 for the year ended December 31, 2016. As of December 31, 2016, the Company had a liability outstanding to KAI of $16,626.

The Company leases its corporate offices in New Jersey, its temporary housing for its foreign visitors, storage space and its backup operations center in Bagh, Pakistan, from the CEO. The related party rent expense for the year ended December 31, 2016 was $170,738. Security deposits were provided related to the lease of the Company’s corporate offices in the amount of $13,200.

On January 6, 2017, the CEO agreed to pledge 3,125,000 shares of his common stock in the Company to guarantee the Company’s and MTBC Acquisition Corp’s obligations for their purchase of senior secured notes from The Prudential Insurance Company of America and Prudential Retirement Insurance and Annuity Company (collectively, “Prudential”). The CEO’s pledge is not effective until the Company makes certain payments to Prudential. Based on the closing bid price of the Company’s common stock on January 23, 2017 of $0.82, the dollar amount of the CEO’s pledged stock is $2,562,500.

Director and Executive Compensation

Director Compensation Table

The following table sets forth the compensation paid to the non-executive directors of the Company in fiscal year ended 2016:

	Fees Earned or	Stock Awards
Name	Paid in Cash	(1) (2) (3)	Total
Anne Busquet	$30,000	$24,600	$54,600
Howard L. Clark, Jr.	40,000	19,680	59,680
John N. Daly	30,000	24,600	54,600
Cameron P. Munter	30,000	24,600	54,600

(1)	In January 2016, the outside Board members were awarded 25,000 shares each of restricted stock that were to vest upon the achievement of specified 2015 operating results. Those shares vested during March 2016 and are not included in the above table as they related to 2015.

(2)	In November 2016, the outside Board members were awarded 30,000 shares each of restricted stock which vested in January 2017. The amounts included in the table above for the option awards and stock awards reflect the total amount of the grant date fair value for options and restricted stock grants computed in accordance with Financial Accounting Standards Board ASC Topic 718.

(3)	As of December 31, 2016, the aggregate number of shares of restricted stock outstanding for each director, as applicable, is as follows; Ms. Busquet, 45,000, Mr. Clark, 45,000, Mr. Daly, 45,000 and Mr. Munter, 45,000.

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Summary Executive Compensation Table

The following table is a summary of certain information concerning the compensation earned by our Named Executive Officers for fiscal years 2016 and 2015:

				All Other
				Compensation
Name and Principal Position	Salary (1)	Bonuses	Stock Awards (2)	(3)(4)(5)	Total
2016
Mahmud Haq, CEO and Chairman of the Board	$301,648	$300,000	$-	$63,693	$665,341
Stephen A. Snyder, President	276,570	275,000	-	11,002	562,572
Bill Korn, Chief Financial Officer	251,374	250,000	-	7,543	508,917
2015
Mahmud Haq, CEO and Chairman of the Board	$300,824	-	$82,500	$23,622	$406,946
Stephen A. Snyder, President	275,755	-	82,500	11,037	369,292
Bill Korn, Chief Financial Officer	250,687	-	82,500	10,333	343,520

(1)	Includes amounts contributed by the Named Executive Officers to our 401(k) plan.

(2)	In January 2016, the Compensation Committee of the Board of Directors awarded 75,000 shares of restricted stock each to Messrs. Haq, Snyder and Korn upon the achievement of specified 2015 operating results. Those shares vested in March 2016. The amounts included in the table above reflect the total grant date fair value and were determined in accordance with Financial Accounting Standards Board ASC Topic 718. The assumptions used in determining the grant date fair values of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC.

(3)	Does not include perquisites and other personal benefits, the aggregate amount of which with respect to each of the Named Executive Officers does not exceed $10,000 reported for the fiscal year presented.

(4)	Includes our matching contribution to the 401(k) plan equal to 100% match on the first 3% of the employee’s compensation which is available to all employees who participate in the plan.

(5)	Excludes group life insurance, health care insurance, long-term disability insurance and similar benefits provided to all employees that do not discriminate in scope, terms or operations in favor of the Named Executive. Officers.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2016, the Compensation Committee of the Board of Directors was comprised of John N. Daly and Cameron P. Munter. Neither of these individuals, during the fiscal year ended December 31, 2016, was an officer or employee of the Company. Neither of these individuals was formerly an officer of the Company.

During the fiscal year ended December 31, 2016, Mr. Daly received $30,000 in director compensation and Mr. Munter received $30,000 in director compensation, both exclusive of stock compensation.

Executive Employment Arrangements

We are party to employment agreements with each of Messrs. Haq, Snyder and Korn (the “Employment Agreements”). Each of the Employment Agreements has a two-year term unless earlier terminated, and is automatically renewed at the end of the initial term and annually thereafter in each case, for a one-year term, unless either party provides at least ninety days’ prior written notice of non-renewal.

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Each Employment Agreement provides for the payment of base salary and bonus, as well as customary employee benefits. Under each of the Employment Agreements, if the executive’s employment is terminated by the Company without “cause” or by the executive if a “material demotion,” occurs (as such terms are defined in the applicable Employment Agreement) the executive shall receive salary continuation payments for the remainder of the contractual term, but in no event for less than twenty-four months with respect to Mr. Haq and twelve months for each of Messrs. Snyder and Korn. In addition to salary continuation payments, executive shall receive payment of “COBRA” premiums for the executive and his dependents as long as the executive does not become eligible for health coverage through another employer during this severance period. Each of the Employment Agreements also restricts the executive from engaging in a competitive business during his employment and for 12 months thereafter, or soliciting our employees and customers during his employment and for 12 months thereafter.

Our compensation committee, currently comprised of Messrs. Daly and Munter, are tasked with discharging the Board of Directors’ responsibilities related to oversight of compensation of named executive officers and ensuring that our executive compensation program meets our corporate objectives. The compensation committee is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of our named executive officers, as well as evaluating their performance in light of those goals and objectives. Based on this review and evaluation, as well as on input from our Chief Executive Officer regarding the performance of our other named executive officers and his recommendations as to their compensation, the Committee will determine and approve each named executive officer’s compensation annually. As a public company, our named executive officers will not play a role in their own compensation determinations.

Outstanding Equity Awards at 2016 Fiscal Year End

The following table provides information on the current holdings of restricted stock units (RSUs) by our named officers at December 31, 2016:

Stephen Snyder: 33,334 shares

Bill Korn: 16,666 shares

These RSUs provide for annual vesting based on continued employment over three years.

Employee Benefit Plans

2014 Equity Incentive Plan. The purpose of the 2014 Equity Incentive Plan (the “2014 Plan”) is to promote our success by linking the personal interests of our employees, officers, directors and consultants to those of our shareholders, and by providing participants with an incentive for outstanding performance. The 2014 Plan authorizes the grant of awards in any of the following forms:

●	Options to purchase shares of common stock, which may be nonstatutory stock options or incentive stock options under the Internal Revenue Code (the “Code”). The exercise price of an option granted under the 2014 Plan may not be less than the fair market value of our common stock on the date of grant. Stock options granted under the 2014 Plan have a term of ten years.

●	Stock appreciation rights, or SARs, which give the holder the right to receive the excess, if any, of the fair market value of one share of common stock on the date of exercise, over the base price of the stock appreciation right. The base price of a SAR may not be less than the fair market value of our common stock on the date of grant. SARs granted under the 2014 Plan have a term of ten years.

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●	Restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee.

●	Restricted stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property) in the future, based upon the attainment of stated vesting or performance goals set by the Compensation Committee.

●	Performance stock and cash settled awards, which represent the right to receive shares of common stock or cash, as applicable, in the future upon the attainment of certain stated performance goals.

●	Other stock-based awards in the discretion of the Compensation Committee, including unrestricted stock grants.

All awards are evidenced by a written award certificate between MTBC and the participant, which include such provisions as may be specified by the Compensation Committee. Dividend equivalent rights, which entitle the participant to payments in cash or property calculated by reference to the amount of dividends paid on the shares of stock underlying an award, may be granted with respect to awards other than options or SARs.

Awards to Non-Employee Directors. Awards granted under the 2014 Plan to non-employee directors may be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time. The Committee may not make discretionary grants under the 2014 Plan to non-employee directors.

Shares Available for Awards; Adjustments. Subject to adjustment as provided in the 2014 Plan, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the 2014 Plan is 1,351,000. In the event of a nonreciprocal transaction between MTBC and its shareholders that causes the per share value of the common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2014 Plan will be adjusted proportionately, and the Compensation Committee must make such adjustments to the 2014 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.

Administration. The 2014 Plan will be administered by the Compensation Committee. The Committee will have the authority to grant awards; designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2014 Plan; and make all other decisions and determinations that may be required under the 2014 Plan. The Board of Directors may at any time administer the 2014 Plan. If it does so, it will have all the powers of the Compensation Committee under the 2014 Plan. In addition, the Board may expressly delegate to a special committee some or all of the Compensation Committee’s authority, within specified parameters, to grant awards to eligible participants who, at the time of grant, are not executive officers.

Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution; provided, however, that the Compensation Committee may permit other transfers (other than transfers for value) where the Compensation Committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

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Treatment of Awards upon a Participant’s Death or Disability. Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant’s service due to death or disability:

●	all of that participant’s outstanding options and SARs will become exercisable to the extent the participant was entitled to exercise such option or SAR, but only within the period ending on the earlier of (i) twelve (12) months with respect to a termination due to disability and eighteen (18) months with respect to a termination due to death, and (ii) the term of the option or SAR;

●	shares of common stock and outstanding awards which have not vested at the time of the termination of service may be forfeited; and

●	the payout opportunities attainable under all of that participant’s outstanding performance-based awards may be forfeited and the awards may payout on a pro rata basis, based on the time elapsed prior to the date of termination

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Treatment of Awards upon a Change in Control. Unless subject to additional acceleration of vesting and exercisability as may be provided in an award certificate or any special plan document governing an award, outstanding awards will be subject to one year acceleration of vesting as provided in the Plan upon a change in control.

Termination and Amendment. The 2014 Plan will terminate on April 3, 2024. The Board or the Compensation Committee may, at any time and from time to time, terminate or amend the 2014 Plan, but if an amendment to the 2014 Plan would constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to shareholder approval. No termination or amendment of the 2014 Plan may adversely affect any award previously granted under the 2014 Plan without the written consent of the participant. Without the prior approval of our shareholders, the 2014 Plan may not be amended to directly or indirectly reprice, replace or repurchase “underwater” options or SARs.

Matters to Be Acted Upon

Proposal 1: Reverse Stock Split

(Item 1 on proxy card)

Our Board of Directors has adopted resolutions to authorize the Board, in its sole direction, to amend the Company’s Certificate of Incorporation to effect the Reverse Stock Split of our issued and outstanding common stock, to meet the listing requirements of Nasdaq Capital Market and directs such proposal to be submitted to the holders of our Common Stock.

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The amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split of our issued and outstanding common stock, if approved by the stockholders, will be substantially in the form set forth on Appendix A (subject to any changes required by applicable law). If approved by the holders of our Common Stock, the Reverse Stock Split proposal would permit (but not require) our Board of Directors to effect a reverse stock split of our issued and outstanding common stock at any time prior to June 19, 2017 by a ratio of not less than 1-for-3 and not more than 1-for-8, with the exact ratio to be set at a whole number within this range as determined by our Board of Directors in its sole discretion. We believe that enabling our Board of Directors to implement the Reverse Stock Split and set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders including maintaining our listing on the Nasdaq Capital Market. In determining a ratio, the Board may consider, among other things, factors such as:

●	the historical trading price and trading volume of our Common Stock;

●	the number of shares of our Common Stock outstanding;

●	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

●	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

●	prevailing general market and economic conditions.

Our Board of Directors reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, no less than three and no more than eight shares of existing common stock, as determined by our Board of Directors, will be combined into one share of common stock. Any fractional shares will be rounded up to the next whole number. The amendment to our Certificate of Incorporation to effect the Reverse Stock Split, if any, will include only the Reverse Stock Split ratio determined by our Board of Directors to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

On June 24, 2016, the Company received a notice from The Nasdaq Stock Market indicating that MTBC was not in compliance with the minimum $1.00 bid price per share requirement for continued listing on the Nasdaq Capital Market and granted MTBC 180 calendar days, or until December 21, 2016, to regain compliance. Thereafter, on December 22, 2016, the Company received a notice from the Nasdaq Stock Market granting MTBC an additional 180 calendar days, or until June 19, 2017, to regain compliance with the minimum $1.00 bid price per share requirement for continued listing on the Nasdaq Capital Market. The notification of noncompliance had no immediate effect on the listing or trading of MTBC’s Common Stock on the Nasdaq Capital Market under the symbol “MTBC”.

Our Board of Directors is submitting the Reverse Stock Split to our stockholders for approval with the primary intent of increasing the market price of our Common Stock to enable us to meet the continued listing requirements of the Nasdaq Capital Market and to make our Common Stock more attractive to a broader range of institutional and other investors. The Company currently does not have any plans, arrangements or understandings, written or oral, to issue any of the authorized but unissued shares that would become available as a result of the Reverse Stock Split. In addition to increasing the market price of our Common Stock, the Reverse Stock Split would also reduce certain of our costs, as discussed below. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the Company’s and our stockholders’ best interests.

We believe that the Reverse Stock Split will enhance our ability to meet the continued listing requirements of the Nasdaq Capital Market. The Nasdaq Capital Market requires, among other items, maintenance of a continued price of at least $1.00 per share. Reducing the number of outstanding shares of our Common Stock should, absent other factors, increase the per share market price of our Common Stock, although we cannot provide any assurance that our minimum bid price would remain, following the Reverse Stock Split, over the minimum bid price requirement.

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Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing (the “Effective Time”) of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to the Company’s Certificate of Incorporation, our Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware by the close of business on June 19, 2017, our Board of Directors will abandon the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, a minimum of three and a maximum of eight shares of existing Common Stock will be combined into one new share of Common Stock. The table below shows, based on 10,423,511 shares of Common Stock outstanding as of the record date, the number of outstanding shares of Common Stock (excluding Treasury shares) that would result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares):

Approximate Number of Outstanding
Reverse Stock Split	Shares of Common Stock
Ratio	Following the Reverse Stock Split
1-for-3	3,475,000
1-for-4	2,606,000
1-for-5	2,085,000
1-for-6	1,738,000
1-for-7	1,490,000
1-for-8	1,303,000

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined by our Board of Directors.

The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will be rounded up to the next whole number. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

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The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our common stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. Our common stock will continue to be listed on the Nasdaq Capital Market under the symbol “MTBC”, subject to the continued listing requirements of that exchange.

Our Series A Preferred Stock, which is listed on the Nasdaq Capital Market under the symbol “MTBCP,” would be unaffected by the Reverse Stock Split.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split Common Stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

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STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we will not issue certificates representing fractional shares. In lieu of issuing fractions of shares, we will round up to the next whole number.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio determined by the Board of Directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split ratio determined by the Board of Directors, subject to our treatment of fractional shares.

Accounting Matters

The proposed amendment to the Company’s Certificate of Incorporation will not affect the par value of our Common Stock per share, which will remain $0.001 par value per share. As a result, as of the Effective Time, the total of the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the implementation of the Reverse Stock Split, the Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, and the implementation of the proposed Reverse Stock Split will not cause the Company to go private.

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Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock:

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a stockholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the Reverse Stock Split.

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Vote Required

The affirmative vote of a majority of the shares outstanding on the record date of Common Stock is required to approve the Reverse Stock Split.

The Board of Directors unanimously recommends a vote FOR the approval of the Reverse Stock Split.

Proposal 2: Adoption of the Amended and Restated Equity Incentive Plan

(Item 2 on proxy card)

Background

On January 20, 2017, the Board approved the adoption of the Amended and Restated Equity Incentive Plan (the “Amended Plan”). We are asking our shareholders to approve the Amended Plan, which will increase the number of shares of Common Stock issuable under our existing 2014 Equity Incentive Plan from 1,351,000 shares to 2,851,000 shares, and also add 100,000 shares of our 11% Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”) to our existing plan. Of the 1,351,000 shares of Common Stock originally reserved for issuance under our existing plan, 1,114,000 shares of Common Stock have been issued. In the event the Company effectuates the Reverse Stock Split, the number of shares of Common Stock issuable under the Amended Plan shall be proportionately adjusted.

The Board believes that it is in our and our stockholders’ interests to approve the Amended Plan because it would provide sufficient shares remaining for issuance under the plan to allow the Compensation Committee to continue to award equity-based incentive compensation for our current and future directors, officers and employees. Moreover, if the Amended Plan is approved, the Company intends to pay certain performance bonuses in shares of Series A Preferred Stock, rather than their cash equivalents, namely 12,000, 11,000 and 10,000 shares of Series A Preferred Stock to our CEO, President and CFO, respectively. According to these officers’ employment agreements, these bonuses were due to be paid in cash, but the Board believes that it is in the Company’s and our stockholders’ interests to reduce cash expenditures and pay the equivalent value in shares of Series A Preferred Stock, which will not be dilutive to stockholders.

Description of the Amended Plan

The following is a summary of the Amended Plan. This summary is qualified in its entirety by reference to the Amended Plan, a copy of which is attached to this proxy statement as Appendix B.

The purpose of the Amended Plan is to promote our success by linking the personal interests of our employees, officers, directors and consultants to those of our shareholders, and by providing participants with an incentive for outstanding performance. The Amended Plan authorizes the grant of awards in any of the following forms:

●	Options to purchase shares of Common Stock, which may be nonstatutory stock options or incentive stock options under the Code. The exercise price of an option granted under the Amended Plan may not be less than the fair market value of our Common Stock on the date of grant. Stock options granted under the Amended Plan have a term of ten years.

●	Stock appreciation rights, or SARs, which give the holder the right to receive the excess, if any, of the fair market value of one share of Common Stock on the date of exercise, over the base price of the stock appreciation right. The base price of a SAR may not be less than the fair market value of our Common Stock on the date of grant. SARs granted under the Amended Plan have a term of ten years.

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●	Restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee.

●	Restricted stock units, which represent the right to receive shares of Common Stock or Series A Preferred Stock (or an equivalent value in cash or other property) in the future, based upon the attainment of stated vesting or performance goals set by the Compensation Committee.

●	Performance stock and cash settled awards, which represent the right to receive shares of Common Stock, Series A Preferred Stock or cash, as applicable, in the future upon the attainment of certain stated performance goals.

●	Other stock-based awards in the discretion of the Compensation Committee, including unrestricted stock grants.

All awards are evidenced by a written award certificate between MTBC and the participant, which include such provisions as may be specified by the Compensation Committee. Dividend equivalent rights, which entitle the participant to payments in cash or property calculated by reference to the amount of dividends paid on the shares of stock underlying an award, may be granted with respect to awards other than options or SARs.

Awards to Non-Employee Directors. Awards granted under the Amended Plan to non-employee directors may be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time. The Committee may not make discretionary grants under the Amended Plan to non-employee directors.

Shares Available for Awards; Adjustments. Subject to adjustment as provided in the Amended Plan, the aggregate number of shares of Common Stock reserved and available for issuance pursuant to awards granted under the Amended Plan is 2,851,000 and the aggregate number of shares of Series A Preferred Stock reserved and available for issuance is 100,000. In the event of a nonreciprocal transaction between MTBC and its shareholders that causes the per share value of the Common Stock or Series A Preferred Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the Amended Plan will be adjusted proportionately, and the Compensation Committee must make such adjustments to the Amended Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.

Administration. The Amended Plan will be administered by the Compensation Committee. The Committee will have the authority to grant awards; designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the Amended Plan; and make all other decisions and determinations that may be required under the Amended Plan. The Board of Directors may at any time administer the Amended Plan. If it does so, it will have all the powers of the Compensation Committee under the Amended Plan. In addition, the Board may expressly delegate to a special committee some or all of the Compensation Committee’s authority, within specified parameters, to grant awards to eligible participants who, at the time of grant, are not executive officers.

Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution; provided, however, that the Compensation Committee may permit other transfers (other than transfers for value) where the Compensation Committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

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Treatment of Awards upon a Participant’s Death or Disability. Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant’s service due to death or disability:

●	all of that participant’s outstanding options and SARs will become exercisable to the extent the participant was entitled to exercise such option or SAR, but only within the period ending on the earlier of (i) twelve (12) months with respect to a termination due to disability and eighteen (18) months with respect to a termination due to death, and (ii) the term of the option or SAR;

●	shares of Common Stock or Series A Preferred Stock and outstanding awards which have not vested at the time of the termination of service may be forfeited; and

●	the payout opportunities attainable under all of that participant’s outstanding performance-based awards may be forfeited and the awards may payout on a pro rata basis, based on the time elapsed prior to the date of termination.

Treatment of Awards upon a Change in Control. Unless subject to additional acceleration of vesting and exercisability as may be provided in an award certificate or any special plan document governing an award, outstanding awards will be subject to one year acceleration of vesting as provided in the Amended Plan upon a change in control.

Termination and Amendment. If approved by the stockholders, the Amended Plan will terminate on January 20, 2027. The Board or the Compensation Committee may, at any time and from time to time, terminate or amend the Amended Plan, but if an amendment to the Amended Plan would constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to shareholder approval. No termination or amendment of the Amended Plan may adversely affect any award previously granted under the Amended Plan without the written consent of the participant. Without the prior approval of our shareholders, the Amended Plan may not be amended to directly or indirectly reprice, replace or repurchase “underwater” options or SARs.

2014 Plan Benefits

Benefits to be received by our executive officers, directors and employees as a result of the proposed Amended Plan are not determinable, since the amount of grants of options and restricted stock made under the proposed Amended Plan is discretionary. Set forth in the table below are the number of equity awards since inception that have been granted under the equity incentive plan to: (i) each of our named executive officers, (ii) our executive officers as a group, (iii) our non-employee directors as a group and (iv) our non-executive employees as a group. Shares which were forfeited are available to be re-granted under the Amended Plan.

		Restricted Stock	Cash-Settled
Name	Restricted Stock	Units	Awards
Mahmud Haq	75,000	-	-
Stephen Snyder	75,000	100,000	-
Bill Korn	75,000	50,000	-
Executive Officers as a Goup	225,000	150,000	-
Non-Executive Directors as a Goup	220,000	180,000	-
Non-Executive Officers and Employees as a Group	-	338,597	264,800

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Vote Required

The affirmative vote of a majority of the votes cast at the Special Meeting by the holders of shares of Common Stock is required to approve the adoption of the Amended Plan.

The Board of Directors unanimously recommends a vote FOR the authorization of the adoption of the Amended Plan.

Other Business

Our board of directors does not presently intend to bring any other business before the Special Meeting, and, so far as is known to the board of directors, no matters are to be brought before the Special Meeting except as specified in the Notice of Special Meeting of Shareholders. We have not been informed by any of our shareholders of any intention to propose any other matter to be acted upon at the Special Meeting. The persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any other business as may properly come before the Special Meeting. As to any such other business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC, will be mailed without charge to any beneficial owner of our common stock, upon request. Requests for the Annual Report on Form 10-K should be addressed to: Investor Relations, Medical Transcription Billing, Corp. 7 Clyde Road, Somerset, NJ 08873. The Form 10-K includes certain exhibits. Copies of the exhibits will be provided only upon receipt of payment covering our reasonable expenses for such copies. The Form 10-K and exhibits may also be obtained from our investor relations website, ir.mtbc.com or directly from the SEC’s website, www.sec.gov/edgar.shtml.

Delivery of Documents to Security Holders Sharing an Address

Only one Notice of Internet Availability is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders. We shall deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Notice of Internet Availability by sending a written request to us at Investor Relations, Medical Transcription Billing, Corp. 7 Clyde Road, Somerset, NJ 08873, or by calling us at (732) 873-5133. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future proxy statements if any, Notices of Internet Availability, and annual reports of the Company.

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Shareholder Proposals for Special Meeting of Shareholders

Shareholder proposals intended for inclusion in our proxy statement and form of proxy relating to this Special Meeting must be received by us not later than [____________], 2017. In addition, such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to: Corporate Secretary, Medical Transcription Billing, Corp., 7 Clyde Road, Somerset, New Jersey 08873.

Only such proposals as are (1) required by the rules of the SEC and (2) permissible under the Delaware General Corporation Law will be included in the Special Meeting agenda. If a shareholder who has notified us of his or her intention to present a proposal at a special meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

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STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Medical Transcription Billing, Corp. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Section 4.3(d) of Article Fourth so that, as amended, said Article shall be and read as follows:

(d) Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this amendment to the Corporation’s Amended and Restated Certificate of Incorporation, as amended, each [3], [4], [5], [6], [7] or [8] shares of Common Stock issued and outstanding immediately prior to the Effective Time either issued and outstanding or held by the Corporation as treasury stock shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof; provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Corporation shall round shares up to the nearest whole number. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of granting the Board of Directors the authority to amend the Certificate of Incorporation to provide for a reverse stock split and the Board of Directors subsequently approved a ratio of 1-for-[3], [4], [5], [6], [7] or [8].

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this ________________ day of ________________, 2017.

By:
Authorized Officer

Title:

Name: